Exhibit 10.51

RESTRICTED STOCK AWARD CERTIFICATE

June 12, 2003

Richard A. Kozak
556 Moorings Circle
Arnold, MD 21012 USA

Dear Richard:

Pursuant to the terms and conditions of the TeleCommunication Systems, Inc. Amended & Restated 1997 Stock Incentive Plan (the “Plan”), you have been granted a Restricted Stock Award (the “Award”) for the number of shares (each an “Award Share”, and collectively, the “Award Shares”) of the Class A common stock, par value $0.01 per share (the “Common Stock”) of TeleCommunication Systems, Inc. (the “Company”) as outlined below. This Certificate constitutes part of and is subject to the terms and provisions of the attached Restricted Stock Grant Agreement (the “Agreement”) which is incorporated herein by reference.

Granted To: Richard A. Kozak
                     (the “Employee”)
Grant Date: June 12, 2003
Award Shares Granted: 10,000
Vesting Schedule: 100% after 1 Year

10,000 on 06/12/2004

By my signature below, I hereby acknowledge receipt of this Award granted on the Grant Date shown above, which has been issued to me under the terms and conditions of the Agreement and the Plan. I understand that I will forfeit all unvested Award Shares at the close of business on my last day of employment at TCS. I further acknowledge receipt of the Plan Prospectus and the latest annual report or other SEC filing, and agree to be bound by all of the terms and conditions of the Award, as evidenced in the Agreement, and the Plan.

Signature:	/s/ Richard A. Kozak	Date:

Richard A. Kozak

Note: If there are any discrepancies in the name or address shown above, please make the appropriate corrections on this form.